As filed with the Securities and Exchange Commission on May 2, 2017
Registration No. 333-209445
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL MACRO TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6221 (Primary Standard Industrial Classification Code Number)	36-7362830 (I.R.S. Employer Identification Number)

c/o Millburn Ridgefield Corporation
411 West Putnam Avenue
Greenwich, Connecticut 06830
203/625-7554
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George E. Crapple

Millburn Ridgefield Corporation

411 West Putnam Avenue

Greenwich, Connecticut 06830

203/625-7554
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to: James B. Biery Daniel F. Spies Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company	Smaller reporting company ☐

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement. Such costs to be borne by the Trust.

Approximate Amount
Securities and Exchange Commission Filing Fee	$21,279*
Financial Industry Regulatory Authority Filing Fee	$0*
Printing Expenses	$291,000
Fees of Certified Public Accountants	$60,000
Blue Sky Expenses (Excluding Legal Fees)	$150,000
Fees of Counsel	$300,000

Total	$822,279

*Actual, not estimated.

Item 14. Indemnification of Directors and Officers.

Section 17 of the Trust’s Fourth Amended and Restated Declaration of Trust and Trust Agreement (a form of which is attached as Exhibit A to the Prospectus which forms a part of this Registration Statement), as may be amended from time to time, provides for the indemnification of the Managing Owner, certain of its affiliates and certain of its directors, officers and controlling persons by the registrant (the “Registrant”) in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of a Managing Owner or its affiliates, directors, officers and controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any indemnification prohibited by the Fourth Amended and Restated Declaration of Trust and Trust Agreement. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Item 15. Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities of the Registrant within the past three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

(a)       Exhibits.

Exhibit Number		Description of Document
3.01		Certificate of Trust of Registrant (included as Schedule A to Exhibit A to the Prospectus).

3.03		Fourth Amended and Restated Declaration of Trust and Trust Agreement of Registrant (included as Exhibit A to the Prospectus).

5.01		Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units. *

8.01		Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects. *

10.01		Form of Subscription Agreement (included as Exhibit C to the Prospectus).

23.01	(a)	Consent of Sidley Austin LLP.*

23.01	(b)	Consent of Richards, Layton & Finger, P.A.*

23.02		Consent of Arthur F. Bell, Jr. & Associates, L.L.C.*

23.03		Consent of Deloitte & Touche LLP. *

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Previously filed.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on February 9, 2016 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-209445).

1.01	Form of Selling Agreement

10.02	Form of Services Agreement

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)                  (1)       To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement;

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act of 1934”) (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, as amended (“Securities Act”) each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining any liability under the Securities Act, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(ii)       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich in the State of Connecticut on the 1st day of May, 2017.

GLOBAL MACRO TRUST
By:	Millburn Ridgefield Corporation
Managing Owner

By	/s/ HARVEY BEKER
Harvey Beker
Co-Chairman (Director)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of Millburn Ridgefield Corporation, Managing Owner of the Registrant, in the capacities and on the date indicated.

/s/ GEORGE E. CRAPPLE	Co-Chairman (Director)	May 1, 2017
George E. Crapple

/s/ BARRY GOODMAN	Co-Chief Executive Officer	May 1, 2017
Barry Goodman	(Principal Executive Officer)

/s/ GRANT N. SMITH	Co-Chief Executive Officer	May 1, 2017
Grant N. Smith	(Principal Executive Officer)

/s/ GREGG R. BUCKBINDER	President	May 1, 2017
Gregg R. Buckbinder	(Principal Financial Officer)

/s/ MICHAEL W. CARTER	Vice President	May 1, 2017
Michael W. Carter	(Principal Accounting Officer)

(Being the principal executive officers, principal financial officer, principal accounting officer and a majority of the directors of Millburn Ridgefield Corporation.)

EXHIBIT INDEX

Exhibit Number		Description of Document
3.01		Certificate of Trust of Registrant (included as Schedule A to Exhibit A to the Prospectus).

3.03		Fourth Amended and Restated Declaration of Trust and Trust Agreement of Registrant (included as Exhibit A to the Prospectus).

5.01		Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units. *

8.01		Opinion of Sidley Austin LLP with respect to Federal Income Tax Aspects. *

10.01		Form of Subscription Agreement (included as Exhibit C to the Prospectus).

23.01	(a)	Consent of Sidley Austin LLP.*

23.01	(b)	Consent of Richards, Layton & Finger, P.A.*

23.02		Consent of Arthur F. Bell, Jr. & Associates, L.L.C.*

23.03		Consent of Deloitte & Touche LLP. *

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Previously filed.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on February 9, 2016 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-209445).

1.01	Form of Selling Agreement

10.02	Form of Services Agreement